EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-91003 of Citizens Bancshares Corporation on Form S-8 of our report on the consolidated financial statements of First Southern Bancshares, Inc. and subsidiaries as of and for the year ended December 31, 1997, dated February 6, 1998, appearing in this Annual Report on Form 10-KSB of Citizens Bancshares Corporation for the year ended December 31, 1999.

/s/ Banks, Finley, White & Co.
Atlanta, Georgia
March 30, 2000